United States
Securities and Exchange Commission
Washington, D.C. 20549
Form 8-K
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report: December 14, 2022
(Date of Earliest Event Reported)
REALTY INCOME CORPORATION
(Exact name of registrant as specified in its charter)

Maryland	1-13374	33-0580106
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)
11995 El Camino Real, San Diego, California 92130
(Address of principal executive offices)
(858) 284-5000
(Registrant’s telephone number, including area code)
N/A
(former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange On Which Registered
Common Stock, $0.01 par value per share	O	New York Stock Exchange
1.125% Notes due 2027	O27A	New York Stock Exchange
1.875% Notes due 2027	O27B	New York Stock Exchange
1.625% Notes due 2030	O30	New York Stock Exchange
1.750% Notes due 2033	O33A	New York Stock Exchange
2.500% Notes due 2042	O42	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensation Arrangements of Certain Officers
Appointment of Gregory J. Whyte as Chief Operating Officer
On December 14, 2022, Realty Income Corporation (the “Company”) announced its appointment of Gregory J. Whyte, as Executive Vice President, Chief Operating Officer of the Company (the “COO”) effective January 3, 2023 (the “Effective Date”).
Mr. Whyte, 62, has been involved extensively in the REIT and publicly traded real estate securities industry since 1987, as both an equity research analyst and, more recently, in investment banking. From 2007 until 2016, Mr. Whyte was Senior Advisor in the Real Estate Leisure and Lodging Investment Banking group at UBS Securities. Prior to that, he was Managing Director, Global Head of Real Estate Equity Research at Morgan Stanley (NYSE: MS) from 1991 to 2006. Since 2022, Mr. Whyte has served as an independent director of Orion Office REIT, Inc. (NYSE: ONL), including as the chair of its Compensation Committee and as a member of the Audit Committee and Nominating and Corporate Governance Committee. Mr. Whyte also served as an independent director of TIER REIT, Inc. (NYSE: TIER) from 2017 to 2019. Mr. Whyte first joined Nareit in 1988.
Mr. Whyte has no family relationships with any director, executive officer or person nominated or chosen by the Company to become a director or executive officer of the Company. Mr. Whyte is not a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.
In addition, in connection with Mr. Whyte’s appointment as the COO, the Board of Directors of the Company (the “Board”) approved the following compensation for Mr. Whyte as the COO, effective as of the Effective Date: an annual base salary of $550,000, a target annual cash bonus of $400,000, and reimbursement of relocation expenses up to $75,000. In addition, Mr. Whyte is eligible to participate in the company’s long-term incentive program, with a 2023 target long-term incentive value of $1,550,000.
Mr. Whyte was also designated as a participant in the Company’s Executive Severance Plan (the “Severance Plan”), and Mr. Whyte and the Company entered into a participation agreement under the Severance Plan (the “Participation Agreement”). Pursuant to the Severance Plan and the Participation Agreement, if Mr. Whyte’s employment with the Company is terminated by the Company without “cause” or by Mr. Whyte due to a “constructive termination” (each as defined in the Severance Plan), then, subject to his execution and non-revocation of a severance agreement and general release of claims Mr. Whyte will be entitled to receive:
•a lump-sum cash payment in an amount equal to the product of (x) one (or, in the event of a termination within 12 months following a change in control of the Company, two), and (y) the sum of (i) Mr. Whyte’s then-current annual base salary, plus (ii) the average annual cash bonus earned by Mr. Whyte for the previous three years or such lesser number of years for which Mr. Whyte received an annual cash bonus (or, if Mr. Whyte was not previously eligible to earn an annual cash bonus, his target annual cash bonus);
•continued group health insurance coverage at the Company’s expense during the 12-month period (or, in the event of a termination within 12 months following a change in control of the Company, the 18-month period) following Mr. Whyte’s termination date or until Mr. Whyte becomes covered under another group health insurance plan, whichever occurs first; and
•each outstanding and unvested time-vesting restricted stock and restricted stock unit award held by Mr. Whyte will vest in full as of his termination date, and each outstanding and unvested performance-vesting equity award held by Mr. Whyte will be treated in accordance with the terms of the applicable plan and award agreement governing such award.
If Mr. Whyte’s employment with the Company is terminated by reason of his death or disability, then, each outstanding and unvested time-vesting restricted stock and restricted stock unit award held by Mr. Whyte will also fully vest.
Mr. Whyte’s right to receive and retain the severance benefits payable under the Severance Plan is conditioned on his continued compliance with any restrictive covenants with respect to which he is bound and his timely return of all Company property in his possession following his termination date. The Participation Agreement contains certain restrictive covenants that will apply to Mr. Whyte, including a confidentiality covenant that extends indefinitely.
The foregoing descriptions of the Severance Plan and the Participation Agreement are not complete and are subject to and qualified in their entirety by the terms of the Severance Plan previously filed as Exhibit 10.1 and the Participation Agreement filed as Exhibit 10.2, in each case, to the Company’s Current Report on Form 8-K, filed on January 18, 2019.

Forward-Looking Statements
This Current Report on Form 8-K contains forward-looking statements which are based on current expectations, forecasts and assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially, including statements related to the disclosures contained herein. These risks and uncertainties include, among others, the risks and uncertainties included in the reports and other filings by the Company with the U.S. Securities and Exchange Commission, including the Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2022, June 30, 2022 and September 30, 2022, and in our Annual Report on Form 10-K for the year ended December 31, 2021 under the heading “Risk Factors.” The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 7.01 Regulation of FD Disclosure
On December 14, 2022, the Company issued a press release announcing the Company’s planned appointment of Mr. Whyte as COO of the Company. A copy of this press release is furnished herewith as Exhibit 99.1.
The information in Item 7.01 of this Current Report on Form 8-K and the information contained in Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended, whether made before or after the date hereof, regardless of any general incorporation language in any such filing.
Item 9.01 Financial Statements and Exhibits.
(d)           Exhibits.

Exhibit No	Description
99.1	Press release dated December 14, 2022
104	Cover Page Interactive Data File (formatted as inline XBRL and contained in Exhibit 101)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 14, 2022	REALTY INCOME CORPORATION

	By:	/s/ MICHELLE BUSHORE
Michelle Bushore
Executive Vice President, Chief Legal Officer, General Counsel and Secretary